EXHIBIT 99.1

Dex Media Files a Registration Statement for a Secondary
Offering of Common Stock

DENVER, Jan. 5, 2005 — Dex Media, Inc. (NYSE: DEX) filed a registration statement today with the Securities and Exchange Commission to register the sale of up to 18 million shares of common stock by certain of its stockholders. The shares of common stock are being offered by affiliates of TCG Holdings, L.L.C. and WCAS IX Associates, LLC. The shares to be sold in the offering represent approximately 12 percent of fully diluted shares outstanding as of January 1, 2005. The underwriters will have an option to purchase up to an additional 2.7 million shares from the selling stockholders. Dex Media will not receive any proceeds from the offering.

The offering will be made only by means of a prospectus. Once available, a preliminary prospectus may be obtained from Morgan Stanley, Lehman Brothers Inc. or Merrill Lynch & Co. at the addresses listed at the end of the release.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Morgan Stanley
Attn: Prospectus Dept.
1585 Broadway
New York, NY 10036
(212) 761-4000

Lehman Brothers Inc.
745 Seventh Ave.
New York, NY 10019
(212) 526-7000

Merrill Lynch & Co.
4 World Financial Center
New York, NY 10080
(212) 449-1000

About Dex Media, Inc.

Dex Media, Inc. is the exclusive publisher of the official White and Yellow Pages directories in print, Internet and CD-ROM for Qwest Communications International Inc. The company publishes 269 directories in Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming. The company’s leading Internet based directory, DexOnline.com, is the most used Internet Yellow Pages in the states Dex Media serves, according to market research firm comScore. In 2003, after giving effect to the acquisition of Dex Media West, LLC, Dex Media, Inc. generated revenues of approximately $1.6 billion.

Safe Harbor for Forward-Looking and Cautionary Statements

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan” and similar expressions are generally intended to identify forward-looking statements.

The following factors, among others, could affect future results: continuing weakness in the U.S. economy; increased competitive pressure from other directory publishers or media companies; changes in interest rates or a reduction in Dex Media’s cash flow that could impair Dex Media’s ability to service its debt obligations; Dex Media’s high level of indebtedness; and risks related to the start-up of new print or Internet directories and media services.

Other factors that could materially affect actual results can be found in Dex Media’s filings with the Securities and Exchange Commission. Many of these factors are beyond the company’s ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements, which only speak as of the date of this press release. Dex Media undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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Media Contact:	Investor Contact:

Pat Nichols 303-784-1555 pat.nichols@dexmedia.com	Brooke Martellaro 866-545-2900 brooke.martellaro@dexmedia.com